Exhibit 2.2

                         REVOLVING CREDIT NOTE
                (First Union National Bank-Tranche II)



$21,352,941                                   February  25, 1998


FOR VALUE RECEIVED, the undersigned, WLR Foods, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("WLR"), Cassco Ice & Cold Storage, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("Cassco"), Wampler Foods, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("Wampler"), Wampler Supply Company, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("Wampler Supply"), and Valley Rail Service, Inc., a corporation organized under the laws of the Commonwealth of Virginia ("Valley," and, together with WLR, Cassco, Wampler, and Wampler Supply, the "Borrower"), hereby promise to pay to the order of First Union National Bank (the "Bank"), at the times, at the place and in the manner provided in the Revolving Credit Agreement, defined herein, the principal sum of up to TWENTY-ONE MILLION THREE HUNDRED AND FIFTY-TWO THOUSAND NINE HUNDRED AND FORTY-ONE Dollars ($21,352,941), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans disbursed by the Bank under the Revolving Credit Agreement (as defined herein) together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Revolving Credit Agreement.

This Note is a Revolving Credit Note referred to in, and is entitled to the benefits of, the Revolving Credit Agreement dated as of February 25, 1998 (as amended, restated or otherwise modified, the "Revolving Credit Agreement") by and among the Borrower, the Lenders (including the Bank) which are or may become parties thereto (the "Lenders"), and First Union National Bank, as Agent. The Revolving Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances. The terms of the Revolving Credit Agreement are incorporated herein by reference.

The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected with the aid of an attorney.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                              WLR FOODS, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President


                              CASSCO ICE & COLD STORAGE, INC.

                              By:__/S/ Robert T. Ritter__
                                   Robert T. Ritter
                                   Vice President


                              WAMPLER FOODS, INC.

                              By:__/S/ Robert T. Ritter
                                   Robert T. Ritter
                                   Treasurer


                              WAMPLER SUPPLY COMPANY, INC.

                              By:__/S/ Robert T. Ritter
                                   Robert T. Ritter
                                   Vice President


                              VALLEY RAIL SERVICE, INC.

                              By:__/S/ Robert T. Ritter
                                   Robert T. Ritter
                                   Vice President